Exhibit 3.103

          I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “OMEGA ACQUISITION FACILITY I, LLC”, CHANGING ITS NAME FROM “OMEGA ACQUISITION FACILITY I, LLC” TO “OHI ASSET ESSEX (OH), LLC”, FILED IN THIS OFFICE ON THE TWENTY-SECOND DAY OF MARCH, A.D. 2006, AT 3:37 O’CLOCK P.M.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
3739485 8100	AUTHENTICATION: 4612955

060275143	DATE: 03-23-06

State of Delaware Secretary of State Division of Corporations Delivered 03:57 PM 03/22/2006 FILED 03:37 PM 03/22/2006 SRV 060275143 - 3739485 FILE

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF FORMATION OF
OMEGA ACQUISITION FACILITY I, LLC

March 20, 2006

          1.          The name of the Limited Liability Company is Omega Acquisition Facility I, LLC (hereinafter the “Company”).

          2.          The Company desires to change its name and hereby amends Article First of its Certificate of Formation by deleting Article First in its entirety and inserting in lieu thereof the following new Article First:

“FIRST. The name of the limited liability company formed hereby is OHI Asset Essex (OH), LLC.”

           3.          All other provisions of the Certificate of Formation of the Company shall remain in full force and effect.

          4.          The foregoing amendment shall be effective as of the date filed with the Secretary of the State of Delaware.

[Remainder of page intentionally left blank.]

          IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by its sole member as of the 2lst day of March, 2006.

OMEGA ACQUISITION FACILITY I, LLC
By: Omega Healthcare Investors, Inc. Its Sole Member

By:	/s/ Robert O. Stephenson
Robert O. Stephenson
Chief Financial Officer and Treasurer

          I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “OMEGA ACQUISITION FACILITY I, LLC”, FILED IN THIS OFFICE ON THE TWELFTH DAY OF DECEMBER, A.D. 2003, AT 8:46 O’CLOCK P.M.

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State

3739485 8100	AUTHENTICATION: 2813988

030809262	DATE: 12-15-03

State of Delaware Secretary of State Division of Corporations Delivered 08:54 PM 12/12/2003 FILED 08:46 PM 12/12/2003 SRV 030803262 – 3739485 FILE

CERTIFICATE OF FORMATION
OF
OMEGA ACQUISITION FACILITY I, LLC

          This Certificate of Formation of OMEGA ACQUISITION FACILITY I, LLC, dated as of December 12, 2003, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, (6 Del.C. §§ 18-101, et seq.)

          FIRST. The name of the limited liability company formed hereby is OMEGA ACQUISITION FACILITY I, LLC.

          SECOND. The address of its registered office in the State of Delaware is c/o The Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Glenn B.Callison
Glenn B. Callison
Authorized Person